Exhibit 4.2

RED MOUNTAIN RESOURCES, INC.

SEE REVERSE FOR

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA CERTAIN DEFINITIONS

10.0% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK CUSIP 75678V 20 3

SPECIMEN

FULLY PAID AND NON-ASSESSABLE SHARES OF 10.0% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF $.0001 PAR VALUE EACH OF

RED MOUNTAIN RESOURCES, INC. transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Florida, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

ALAN BARKSDALE, CHIEF EXECUTIVE OFFICER

RED MOUNTAIN RESOURCES, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

UNIF GIFT MIN ACT -

Custodian

TEN ENT—as tenants by the entireties

(Cust)

(Minor)

JT TEN—as joint tenants with right of

under Uniform Gifts to Minors

survivorship and not as tenantsin common

Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE

OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSO-

EVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL

OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE

MEDALLION PROGRAM.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE PREFERENCES, VOTING POWERS, QUALIFICATIONS AND SPECIAL AND RELATIVE RIGHTS OF THE SHARES OF EACH OF WHICH ARE SET FORTH IN THE CORPORATION’S ARTICLES OF INCORPORATION. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A COMPLETE DESCRIPTION OF THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS OF EACH CLASS OF CAPITAL STOCK.

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.

COLUMBIA FINANCIAL PRINTING CORP.—www.stockinformation.com